UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2015

VRINGO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 12th Floor, New York, NY 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 309-7549

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 15, 2015, Vringo, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with, and completed the acquisition of, International Development Group Limited, a Maryland corporation (“IDG”), each of the holders of the capital stock of IDG (the “Sellers”) and the Sellers’ representative.

Pursuant to the Purchase Agreement, the Company acquired 100% of the capital stock of IDG, including two of IDG’s subsidiaries, fliCharge International Ltd., in which IDG owns 70% of the capital stock and controls the operations, and the wholly-owned Group Mobile International Ltd. fliCharge owns patented conductive wire-free charging technology and is focused on innovation, sales, manufacturing and licensing core technology to large corporations in various industries. Group Mobile is a company with full service technical and customer support in rugged computers, mobile devices and accessories.

In consideration for the acquisition, the Company issued an aggregate of 1,609,167 shares of the Company’s newly designated Series B Convertible Preferred Stock (“Series B Preferred Stock”), par value $0.01 per share, of which 1,604,167 shares were issued to the Sellers and 5,000 shares were issued to IDG’s legal counsel as compensation. In addition, 240,625 shares of Series B Preferred Stock will be held in escrow to secure certain of the Sellers’ indemnity obligations under the Purchase Agreement for a period of up to 12 months. The 1,609,167 shares of Series B Preferred Stock are convertible into an aggregate of 16,091,670 shares of the Company’s common stock, par value $0.01 per share. In addition, the Company has issued to one of the Sellers 575,000 shares of the Company’s unregistered common stock in consideration of his forgiveness of debt.

The shares of Series B Preferred Stock were issued pursuant to the terms of the Certificate of Designations of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Certificate of Designations”), filed with the Secretary of State of the State of Delaware at closing.  A summary of the material terms of the Series B Preferred Stock is set forth below.

Designation. The Company has designated 1,609,167 shares of Series B Preferred Stock.

Dividends. The holders of the Series B Preferred Stock shall be entitled to receive dividends and distributions made to the Company’s holders of common stock, pro rata to the holders of common stock on an as-converted basis.

Liquidation Preference. Upon liquidation event (as defined in the Certificate of Designations), any remaining assets of the Company shall be distributed pro rata to the holders of common stock and the holders of Series B Preferred Stock on an as-converted basis.

Voting. The Series B Preferred Stock has voting rights pursuant to which each issued and outstanding share of share of Series B Preferred Stock shall be entitled to the number of votes equal to the number of shares of common stock into which each such share of Series B Preferred Stock is convertible.

Conversion. The Series B Preferred Stock will automatically be converted into the Company’s shares of common stock immediately upon (i) the Company’s authorized shares of common stock being increased to an amount sufficient to allow the Company to convert all shares of Series B Preferred Stock then outstanding into shares of common stock or (ii) the number of issued and outstanding shares of common stock and shares reserved for issuance being reduced to an amount sufficient to allow the Company to convert all shares of Series B Preferred Stock then outstanding into shares of common stock. If the automatic conversion does not occur at the Company’s upcoming annual meeting, then each share of Series B Preferred Stock shall automatically be converted into shares of common stock, up to and to the extent that the Company has authorized shares that are not reserved for other issuances. Each share of Series B Preferred Stock will be convertible into a fixed conversion rate of 10 shares of common stock per one share of Series B Preferred Stock, subject to certain adjustments.

The Purchase Agreement also contains representations, warranties and covenants customary for transactions of this type.

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The foregoing descriptions of the Certificate of Designations, the Purchase Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to Exhibit 3.1 and Exhibit 10.1, respectively. Copies of the Certificate of Designations and the form of Purchase Agreement are attached hereto as Exhibit 3.1 and Exhibit 10.1, respectively, and are incorporated herein by reference.

In connection with the acquisition, the Company also entered into a Consulting Agreement with IDG’s former Chief Executive Officer and director for an initial term of six months, which may be extended on a month-to-month basis or longer thereafter, and the payment of $9,000 per month.

In connection with the entry into the Purchase Agreement, the Company issued to a finder a warrant to purchase up to an aggregate of 500,000 shares of common stock of the Company, at an exercise price of $0.50 per share and expiring on April 15, 2021 (the “Warrant”).

The foregoing description of the Warrant does not purport to be complete and is qualified in its entirety by reference to Exhibit 4.1. A copy of the form of the Warrant is attached hereto as Exhibit 4.1, and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth above and referenced under Item 1.01 that relates to the closing of the transactions is hereby incorporated by reference into this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above and referenced under Item 1.01 that relates to the issuance of the Series B Preferred Stock, the common stock, and the Warrant is hereby incorporated by reference into this Item 3.02. The issuance of the Series B Preferred Stock, the common stock and the Warrant was made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth above and referenced under Item 1.01 that relates to the Certificate of Designations is hereby incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On October 13, 2015, the Company entered into an amendment to the existing employment agreement with each of Andrew D. Perlman, the Company’s Chief Executive Officer, Anastasia Nyrkovskaya, the Company’s Chief Financial Officer, and David L. Cohen, the Company’s Chief Legal and Intellectual Property Officer. Pursuant to the amendments, the employment period under each of the employment agreement was extended to December 31, 2017. In addition, the annual base salary of Ms. Nyrkovskaya and Mr. Cohen was increased from $315,000 to $325,000.

The foregoing description of the amendments does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively. Copies of the amendments are attached hereto as Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, and are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth above and referenced under Item 1.01 that relates to the Certificate of Designations is hereby incorporated by reference into this Item 5.03.

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Item 7.01	Regulation FD Disclosure.

On October 16, 2015, the Company issued a press release announcing the entry into the Purchase Agreement and the closing of the acquisition described under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits
3.1	Certificate of Designations of Preferences, Rights and Limitations of Series B Convertible Preferred Stock.
4.1	Form of Warrant.
10.1	Form of Stock Purchase Agreement, dated as of October 15, 2015, by and between Vringo, Inc., International Development Group Limited, the sellers party thereto and the sellers’ representative.
10.2	Amendment No. 2 to Employment Agreement, dated October 13, 2015, by and between Vringo, Inc. and Andrew D. Perlman.
10.3	Amendment No. 1 to Employment Agreement, dated October 13, 2015, by and between Vringo, Inc. and Anastasia Nyrkovskaya.
10.4	Amendment No. 1 to Employment Agreement, dated October 13, 2015, by and between Vringo, Inc. and David L. Cohen.
99.1	Press release, dated October 16, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VRINGO, INC.

Date: October 16, 2015	By:	/s/ Andrew D. Perlman
		Name:	Andrew D. Perlman
		Title:	Chief Executive Officer

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